Exhibit (a)(5)(J)

Best and Final Cash Offer
of €10.50 per
Portugal Telecom share

FINAL CASH OFFER

Premium value and cash
certainty today

Best and Final Cash Offer of €10.50 per Portugal
Telecom share

€10.50 in cash per PT ordinary share (or the USD
equivalent per ADS)

Sonaecom’s best and final offer for PT shareholders

The PTM offer of €9.03/share remains unchanged

A cash offer at significant premium to PT’s fundamental
value reflecting the payment of transaction synergies1

A €3.6bn premium to similar change of control
transaction multiples

A €3.1bn premium to current telco peer trading multiple
even despite a 33% telco market rally2

A €2.1bn premium to market analysts’ fair valuations

Sonaecom’s offer is pricing-in the transaction synergies
and paying them to PT shareholders in cash today

Sonaecom is assuming the execution risk of extracting
these synergies1

1 Synergies reference point is €1.5bn, based on the median of analysts' estimates (research reports used: Millenniun BCP Inv.
(01/Dec/2006) and BPI (26/Sept/2006))

2 M&A-Free Telco Index that includes companies such as, Belgacom, BT Group, Deutsche Telekom, France Telecom, Swisscom,
Telefonica, Telekom Austria, Telenor and Vodafone. Index is based on non-weighted prices (Source: Datastream as of February 14, 2007)

Sonaecom offers PT shareholders a full price

and cash certainty today

Sonaecom has put forward its Best
and Final Offer, offering Full value to
PT shareholders for their shares

It is now up to you,
as a PT shareholder to crystallize
your value by attending the EGM,
voting in favour of
amending PT’s articles and
authorizing Sonaecom to acquire
more than 10% of PT’s share capital
and tendering your shares on or
before March 9, 2007

Attend the EGM and Vote In Favour of proposed
changes to the articles

Sonaecom’s offer is subject to the amendment of PT’s
articles of association

Such amendment requires shareholders representing at
least one third of the share capital to be present or
represented at the EGM and approval by a two-thirds of
the votes cast

If the PT articles amendment is not approved on March
2, 2007, Sonaecom’s offer will lapse and fail

Voting in favour of the amendment of PT’s articles is
crucial to enable you to receive Sonaecom’s premium
cash offer

Not voting at the EGM is effectively voting against
the Offer!

Submit a letter to the PT Chairman of the EGM, from your
bank confirming your PT shares are blocked and sign a
declaration that no more than 10% of PT’s voting rights are
attributable to you before February 23

Contact your custodian NOW as most of them have
defined deadlines between today and Tuesday to process
the vote

If you are an ADS holder, please refer to the voting
instruction form and proxy card that was sent to you

         Alternatively, if you would like to vote in favour of the
amendments to PT’s articles at the EGM but do not want to
go through the voting procedures, we can vote on your
behalf

Please go to www.sonae.com and follow the respective
instructions

Not voting in favour of the amendment will prevent
you from receiving Sonaecom's premium cash offer

Key Steps you should take Before the EGM

Sonaecom Offers Full Value
and Cash Certainty Today

Transaction Synergies are Priced-in
and Paid Upfront in Cash Today

8.4x
6.9x
Sonaecom's offer for PT
Comparable companies

7.9x
6.7x
Sonaecom's offer for PT
Comparable companies

7.6x
6.6x
Sonaecom's offer for PT
Comparable companies

14.4x
11.1x
Sonaecom's offer for PT
Comparable companies

12.7x
10.4x
Sonaecom's offer for PT
Comparable companies

12.0x
10.0x
Sonaecom's offer for PT
Comparable companies

20.2x
15.1x
Sonaecom's offer for PT
Comparable companies

17.8x
13.5x
Sonaecom's offer for PT
Comparable companies

14.8x
12.7x
Sonaecom's offer for PT
Comparable companies

Sonaecom’s Best and Final Offer values PT  at a
significant premium to comparable Trading
Multiples

2007E

1.5x

2008E

1.2x

2009E

1.0x

EV/EBITDA Adjusted1

2007E

3.2x

2008E

2.3x

2009E

2.0x

EV/Operating Cash Flow1

2007E

33.5%

2008E

31.9%

2009E

16.2%

P/E Adjusted1

¹ Please refer to the Appendix A for further details

Multiples of comparable listed European telecommunications companies vs.
multiple of Sonaecom’s Offer for PT

Sonaecom’s Offer is at a €3.1bn premium to current trading
multiples of comparable companies and more than

€1.1bn premium to the original offer price

Sonaecom’s Best and Final Offer is at a
significant premium to comparable Transaction
Multiples

¹ Please refer to Appendix A for further details

Recent comparable transactions in the European telecommunications industry

TDC/NTC

(Nov 05)

Cesky
Telecom/TEF

(Mar 05)

Sonaecom’s
offer for PT

Median of
comparable
transactions

+1.7x

EV/LTM Adjusted EBITDA1

Comparable transactions include:

Acquisition of TDC by NTC in November 05

Acquisition of Cesky Telecom by Telefonica in March 05

Most comparable to PT as they are incumbent telecommunications companies with similar:

Business mix (fixed, mobile, broadband and in the case of TDC, cable)

Market share

Tax environment

Sonaecom’s Offer is at a €3.6bn premium to similar change of control transactions and more than

€1.1bn premium to the original offer price

Sonaecom’s Best and Final Offer values PT
significantly above analysts’ fair target values

Median of market
analysts’ fair values
per share of PT

Sonaecom’s
offer for PT

Median of market analysts’ fair values for PT (unaffected by the offer)1

+€1.9/share

¹ Please refer to Appendix A for further details

Sonaecom’s Offer is at a €2.1bn premium to analysts’ fair valuations of PT and more than €1.1bn compared to the original offer price

Appendix A – Sources and uses

Bases of Calculation and Sources of Information

EV (Enterprise Value) = Equity Value + Net Debt + Unfunded Pension Liability after tax + Minority
Interests – Associates.

Equity Value = number of outstanding shares (number of company shares - number of treasury shares) x price per share.

Adjusted EBITDA = EBITDA (Operating Income Earnings Before Interest, Tax, Depreciation,
Amortization) before pension expense and after curtailment costs.

EBITDA has been adjusted for the Pension expense in order for the multiples to be consistent, as the present value of the unfunded pension liability is already considered in the EV.

The curtailment costs adjustment is especially important in the case of PT, because of the recurrent nature of this item in PT (included in the last four years accounts) and due to the fact that most comparable companies (except Deutsche Telekom) do not refer to curtailment costs.

The EV used to calculate the multiples implied in the offered consideration, was € 17,913mm, calculated as described below:

(+) PT’s Equity Value: € 11,636mm (€ 10.50 per share * 1,108mm of shares, excluding 20.6mm of shares held through equity swap agreements, under the share buyback program approved in PT’s
General Shareholders Meeting, in April, 2005 (Source: PT’s 2006 unaudited results).

(+) Net debt: € 3,757mm (Source: 2006 PT’s unaudited results).

(+) Unfunded Pension Liability (after-tax): € 1,216mm (Source: PT’s 2006 unaudited results;
€1,654mm gross of taxes, considering a 27.5% corporate tax rate).

(+) PTM Minority interests: € 1,339mm (42% of PTM’ equity value, based on company’s closing price on 14 February 2007).

(+)  Vivo Minority Interests of: € 929mm (portion of Vivo’s equity value, based on the company’s closing price on 14 February 2007). Note that Vivo is 50.00% consolidated but PT’s economic interest in Vivo is only 31.38%, thus the difference between 50.00% and 31.38% should be considered as minority interests.

(-) Associates: € 964mm (median of the five market analysts that recently disclosed their estimates for PT’s Associates: Bernstein, BPI, Deutsche Bank, Lehman Brothers and Millennium bcp
Investimento).

Bases of Calculation and Sources of Information (cont’d)

Page 7 (cont’d)

PT's consolidated financials used to calculate the multiples were based on the median of market recently published analysts’ estimates of major investment banks. The research reports used were the following: Ahorro Corporación (10/Nov/06), Bear Sterns (15/Feb/07), Bernstein (13/Dec/06),
Credit Suisse (10/Jan/07), Deutsche Bank (01/Feb/2007), Dresdner Kleinwort (15/Jan/07), Ixis
(10/Nov/06), Lehman Brothers (15/Jan/07) and Millennium bcp Investimento (27/Dec/06). For the
referred period, the only available analyst estimates not considered were Banif Inv. and Lisbon
Brokers.

The estimates used for PT’s pension expense adjustment (€50mm in 2007) are based on the figures disclosed by PT's Chief Financial Officer ("CFO") on the 3Q06 earnings analysts’ conference held on
November 9, 2006. In 2008 and 2009, the € 40mm pension expense estimates were based in the median of three market analysts.

The broker reports disclosing curtailment costs projection for PT are the following: Bear Sterns
(15/Feb/07), Bernstein (13/Dec/06), Credit Suisse (10/Jan/07), Ixis (10/Nov/06) and Millennium bcp
Investimento (27/Dec/06).

Please see detail of PT’s Adjusted EBITDA, Capex and Adjusted EPS 2007 to 2009 estimates, used in the calculation of the multiples implied offered consideration for PT on Appendix B.

For the comparable multiples, considered median of the multiples of Telefónica, Deutsche Telekom,
France Telecom, Telecom Italia, Swisscom, Telenor, Belgacom and OTE (comparable companies).

Equity values used to calculate EVs are based on closing prices of the comparable companies on
February 14, 2006. Net Debt and Unfunded Pension Liabilities were based on the last interim results published by the comparable companies.

The median of market analysts’ estimates per major investment banks published after the release of the respective interim results, were used to calculate the unlisted minority interests, unlisted
Associates, Adjusted EBITDA, Capex and Adjusted EPS of the comparable companies.

Comparable companies’ multiples were calculated using exactly the same methodology, described above for PT, when calculating their Adjusted EBITDA, Operating Cash Flow and Capex.

Particularly, the unfunded pension liability adjustment to EV was made in the case of Deutsche
Telekom, France Telecom, Telecom Italia, Swisscom, Telenor, Belgacom and OTE (companies which also have unfunded pension liabilities). The curtailment costs adjustment to EBITDA is also done in the case of comparable companies where analysts publish estimates.

Calculation of premium of €3.1bn is based on 1.4x premium (median of implied premiums to EVs multiples of comparable companies) to Adjusted 07 EBITDA, where PT’s Adjusted 07 EBITDA is
€2,143mm as shown in Appendix B.

Bases of Calculation and Sources of Information (cont’d)

LTM refers to Last Twelve Months EBITDA prior to announcement date. TDC/NTC implied transaction multiple is pro forma for the previously announced sale of the TDC Directories business.

Latest publicly filed target company reports used to calculate the Adjusted EBITDA. TDC’s EBITDA was adjusted for DKK 637mm of curtailment costs in the LTM before the announcement. TDC did not report any material unfunded pension liability or pension expenses. Cesky Telecom did not report any material unfunded pension liability, pension expense or curtailment costs below its EBITDA line. EV was calculated using offer documents to calculate transaction price, and latest publicly filed target company reports to calculate net debt and number of shares of the target.

For PT, assuming 2006 unaudited reported EBITDA of €2,424mm, adjusted to exclude the extraordinary negative post retirement benefit cost of €72mm and to include PT’s forecasted cost of
€64mm. After this adjustment, referred by PT on its published 2006 unaudited results (page 8), the
2006 EBITDA is €2,288mm.

PT’s Adjusted 06 EBITDA assumed in the multiple calculation is assessed considering a pension expense of €64mm, as mentioned above, and 2006 reported curtailment costs of €229mm. This last value excludes the extraordinary impact resulted from the termination of the protocol with the national healthcare system, as per PT’s 2006 unaudited reported results (page 3 of the document released by the company). PT’s Adjusted 06 EBITDA of €2,123mm.

Calculation of premium of €3.6bn is based on 1.7x premium to Adjusted 06 EBITDA, where PT’s
Adjusted 06 EBITDA is €2,123mm as shown above.

Source: International and Portuguese major investment banks published research reports that have disclosed its fair sum-of-the-parts valuation for PT, unaffected by the Offers (excluding only the
Lisbon Brokers and Banif Investimentos for the considered period).

The investment banks used were: Deutsche Bank, €10.50/share (01/Feb/07); Lehman Brothers,
€7.30/share (15/Jan/07); Sanford Bernstein, €8.05/share (13/Dec/06); Exane BNP Paribas,
€9.10/share (13/Dec/06); Millennium BCP Inv, €11.50/share (01/Dec/06); Banco BPI, €8.02/share
(26/Sep/06).

Calculation of premium of €2.1bn is based on €1.93 per share premium of Sonaecom’s offer of the median analysts’ fair value targets for PT, multiplied by 1,108mm number of outstanding shares (after treasury shares).

Appendix B – Detail of PT’s Adjusted
EBITDA, Capex and Adjusted EPS
2007 to 2009 estimates, used in the
calculation of the multiples implied
offered consideration for PT

A. Analyst's EBITDA Estimates for PT

1. Estimated EBITDA on February 2007 (€million)

Analyst	Date	2007E	2008E	2009E
Millenium BCP	27-Dec-06	2,232	2,362	2,399
Ahorro Corporacion	10-Nov-06	2,401	2,491	2,546
Ixis	10-Nov-06	2,302	2,414	
Bernstein Research	13-Dec-06	2,206	2,252	2,320
Credit Suisse	10-Jan-07	2,271	2,328	2,434
DW	15-Jan-07	2,294	2,386	
Lehman Brothers	15-Jan-07	2,219	2,234	2,345
Deutsche Bank	1-Feb-07	2,263	2,301	
Bear Sterns	15-Feb-07	2,330	2,376	2,394
Median		**2,271**	**2,362**	**2,397**

B. Analyst's Curtailment Costs Estimates for PT

1. Curtailment costs estimates on February 2007 (€million)

Analyst	Date	2007E	2008E	2009E
Millenium BCP	27-Dec-06	196	235	59
Ixis	10-Nov-06	125	125	
Bernstein Research	13-Dec-06	178	78	79
Credit Suisse	10-Jan-07	263	265	0
Bear Sterns	15-Feb-07	102	91	83
Median		**178**	**125**	**69**

C. Pension Expenses Estimates for PT

1. Pension expense estimates on February 2007 (€million)

Source	Date	2007E	2008E	2009E
PT's CFO figures disclosed	9-Nov-06	50		
Millenium BCP	27-Dec-06		38	34
Bernstein Research	13-Dec-06		40	40
Bear Sterns	15-Feb-07		66	66
Median[1]		**50**	**40**	**40**

[1] *PT's CFO figures disclosed to 2006 and 2007, and median of analyst's estimates for 2008*

D. Analyst's Adjusted EBITDA for PT

1. Adjusted EBITDA estimates on February 2006 (€million)

	2007E	2008E	2009E
Median of EBITDA Estimates	2,271	2,362	2,397
(+) Median of pension expenses estimates	50	40	40
(-) Median of curtailment costs estimates	178	125	69
EBITDA Adjusted	**2,143**	**2,277**	**2,368**

E. Analyst's Capex Estimates for PT

1. Capex estimates on February 2007 (€million)

Analyst	Date	2007E	2008E	2009E
Millenium BCP	27-Dec-06	837	806	751
Ahorro Corporacion	10-Nov-06	926	915	1,038
Ixis	10-Nov-06	871	855	
Bernstein Research	13-Dec-06	1,022	903	917
Credit Suisse	10-Jan-07	855	828	789
Lehman Brothers	15-Jan-07	979	949	958
Deutsche Bank	1-Feb-07	790	858	
Bear Sterns	15-Feb-07	924	870	828
Median		**898**	**864**	**873**

F. Analyst's EPS Estimates for PT

1. Adjusted EPS estimates on February 2007 (€/share)

Analyst	Date	2007E	2008E	2009E
Millenium BCP	27-Dec-06	0.55		
Ahorro Corporacion	10-Nov-06	0.64	0.73	0.71
Ixis	10-Nov-06	0.41	0.51	
DW	15-Jan-07	0.49	0.59	
Median		**0.52**	**0.59**	**0.71**

IMPORTANT NOTICE

This document relates to the tender offer being made in Portugal (the “Portuguese Offer”) by Sonaecom, SGPS, S.A.
(“Sonaecom”) and Sonaecom, B.V. for all ordinary shares and class A shares of Portugal Telecom, SGPS, S.A. (“PT”). The
Portuguese Offer is made solely by a prospectus containing and setting out the terms and conditions of the Portuguese Offer
(the “Portuguese Prospectus”).  PT investors and security holders are urged to read the Portuguese Prospectus regarding the tender offer for PT in Portugal, because it contains important information. The Portuguese Prospectus and certain complementary documentation have been filed in Portugal with the Portuguese Securities Market Commission (Comissão do
Mercado de Valores Mobiliários) (the “CMVM”). Free copies of the Portuguese Prospectus are available on the CMVM’s website at www.cmvm.pt.  The Portuguese Prospectus is also available from Sonaecom on its website at www.sonae.com.
Copies of the Portuguese Prospectus will not be mailed or otherwise distributed in or sent into or made available in the United
States.

U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever located may participate the tender offer by Sonae, SGPS, S.A. (“Sonae”), Sonaecom, and Sonaecom, B.V. (together with Sonae and
Sonaecom, the “Purchasers”), for PT shares being conducted in the United States. The Purchasers have filed with the United
States Securities and Exchange Commission (the “SEC”) a statement on Schedule TO, which includes an offer to purchase and related offer materials for all ordinary shares held by U.S. persons and for PT ADSs held by holders wherever located
(collectively, the “Tender Offer Statement”). PT has filed a Solicitation/ Recommendation Statement on form Schedule 14D-9 with the SEC. U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever located are advised to read the Tender Offer Statement and the Solicitation/Recommendation Statement because they contain important information.  U.S. INVESTORS AND U.S. HOLDERS OF PT SECURITIES AND ALL HOLDERS OF ADSs
ARE URGED TO READ THE OFFER TO PURCHASE, THE STATEMENT ON SCHEDULE TO, AND ANY OTHER
RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE
DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the offer to purchase and related offer materials and the statement on Schedule TO, as well as other relevant documents filed with the SEC, at the SEC’s website at www.sec.gov. The offer to purchase and other transaction-related documents are being mailed to holders of PT securities eligible to participate in the U.S. offer and additional copies may be obtained for free from Innisfree M&A Incorporated, the information agent: 501 Madison Avenue, 20th Floor, New York, New
York 10022, Toll Free (888) 750-5834, Banks and Brokers Call Collect (212) 750-5833.

This document does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.

This document may contain forward-looking information and statements about Sonae, Sonaecom, PT or their combined businesses after completion of the proposed U.S. and Portuguese offers, based on the Purchasers’ current expectations or beliefs.  Forward-looking statements are statements that are not historical facts.  These forward-looking statements may relate to, among other things:  management strategies; synergies and cost savings; future operations, products and services;
integration of the businesses; market position; planned asset disposal and capital expenditures; net debt levels and EBITDA;
and earnings per share growth, dividend policy and timing and benefits of the offer and the combined company.  These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forwarding-looking statements, including, but not limited to, changes in regulation, the telecommunications industry and economic conditions; the ability to integrate the businesses; obtaining any applicable governmental approvals and complying with any conditions related thereto; costs relating to the offer and the integration;
litigation; and the effects of competition. Forward-looking statements may be identified by words such as “believes,”
“expects,” “anticipates,” “projects,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions.  Although these statements reflect our current expectations, which we believe are reasonable, investors and PT shareholders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and developments to differ materially from those
expressed in, or implied or projected by, the forward-looking information and statements.   You are cautioned not to put
undue reliance on any forward-looking information or statements. We do not undertake any obligation to update any forward-
looking information or statements.